Exhibit (a)(xii)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

INLAND AMERICAN REAL ESTATE TRUST, INC.

Pursuant to the Offer to Purchase

dated March 14, 2014

NUMBER SHARES YOU OWN AS OF MARCH 10, 2014 =

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM EASTERN TIME, ON APRIL 11, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

You may tender all or a portion of your Shares at up to five different prices listed below. Use the first row if you are tendering all of your Shares at one price and check the box below the price you are selecting. If you are tendering less than all of your Shares, or you are tendering all of your Shares in portions at different prices, use the second row and indicate the price or prices at which you want to tender Shares by writing the number of Shares you want to tender at each such price on the line corresponding to that price. If you are a participant in the Company’s distribution reinvestment plan (the “DRP”) and elect to tender ALL of your Shares by checking a box in row 1 below, or you tender ALL of your Shares by including them in row 2 and we accept all of your Shares in row 2 for payment in the Offer, then in each such case any Shares you are entitled to receive through the DRP will be tendered. See Section 2 and Summary Term Sheet in the Offer to Purchase and the Instructions accompanying this Letter of Transmittal for more details.

TENDER PRICE: (DOLLARS PER SHARE)	$6.10	$6.20	$6.30	$6.40	$6.50
1. Tendering ALL Shares at ONE Price

(check ONLY ONE box to tender ALL shares at the indicated price per share)	☐	☐	☐	☐	☐

------ OR ------

TENDER PRICE: (DOLLARS PER SHARE)	$6.10	$6.20	$6.30	$6.40	$6.50
2. Tendering less than all Shares or tendering Shares at more than one price
(enter the number of Shares per price in whole Shares only)

NOTE: If you are completing row 2, the total number of Shares tendered cannot exceed the total number of Shares you own. Enter whole Shares only. See Section 9 of the Offer to Purchase for the treatment of any fractional Shares.

COMPLETE AND RETURN THIS PAGE TO TENDER YOUR SHARES.

SEE SIGNATURE REQUIREMENTS ON THE REVERSE SIDE.

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the registered Stockholder(s) or mailed to an address other than the address of record.

IF YOU COMPLETE THIS SECTION A MEDALLION SIGNATURE GUARANTEE IS REQUIRED.

Issue check to:

Name (Please Print)
Street Address

City	State	Zip

Brokerage Account Number - If Applicable

SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity” and see Instruction 6 from “Instructions to Letter of Transmittal.”)

Medallion Signature Guarantee
Signature & Date – Stockholder/Executor/Personal Representative
Signature & Date – Co-Stockholder/Co-Executor
Telephone Number
Capacity (if applicable):	☐ Executor/Executrix	☐ Personal Representative	Only required if special payment instructions are requested. Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.
☐ Power of Attorney	☐ Stockholder	☐ Trustee

CUSTODIAN INFORMATION

Printed Name of Signer
Name of Custodian
Custodian Signature

Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity.

IMPORTANT INSTRUCTIONS AND INFORMATION

REGARDING THE TENDERING OF SHARES OF COMMON STOCK

of

INLAND AMERICAN REAL ESTATE TRUST, INC.

Pursuant to the Offer to Purchase

dated March 14, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, EASTERN TIME, ON APRIL 11, 2014,
UNLESS THE OFFER IS EXTENDED OR WITHDRAWN

Holders of Shares desiring to tender their Shares should complete and sign the accompanying Letter of Transmittal and forward it to the Depositary by one of the permitted methods of delivery listed below at the corresponding address set forth below. Instructions for completing this Letter of Transmittal are included herein, and a pre-addressed envelope to the Depositary is provided herewith.

The Depositary for the Offer is:

DST Systems, Inc.

Permitted Methods of Delivery to the Depositary:

By Mail:	By Overnight Courier:

Inland American Real Estate Trust, Inc.	Inland American Real Estate Trust, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO Box 219845	430 West 7th Street
Kansas City, MO 64121-7308	Kansas City, MO 64105

Telephone For Questions:

855-377-0510

If you have any questions or need assistance in completing the Letter of Transmittal, please contact DST Systems, Inc., by telephone at 855-377-0510.

Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than one of the addresses set forth above does not constitute valid delivery.

If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary (DST). The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (DST) on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

CERTAIN TERMS AND CONDITIONS

OF

THE OFFER TO PURCHASE

BY

INLAND AMERICAN REAL ESTATE TRUST, INC.

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to $350 million in value of Shares of Common Stock of Inland American Real Estate Trust, Inc., dated March 14, 2014, as it may be amended from time to time (the “Offer to Purchase”).

Ladies and Gentlemen:

The undersigned (“Assignor” or the “undersigned”) hereby tenders to Inland American Real Estate Trust, Inc., a Maryland corporation (“the “Company”), the number of the undersigned’s shares of Common Stock of the Company (the “Shares”) specified in the Letter of Transmittal at a price specified by the Assignor of not greater than $6.50 or less than $6.10 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in the Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer and withdrawal rights will expire at 5:00 PM, Eastern Time on April 11, 2014, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”).

Stockholders of record of the Company (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.

Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions made or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Articles of Amendment and Restatement of the Company (as amended, restated or otherwise modified from time to time).

Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints DST Systems, Inc. (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants for the benefit of the Company and the Depositary that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby and that when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claims and that the transfer and assignment contemplated in the Letter of Transmittal are in compliance with all applicable laws and regulations. Upon request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in the Letter of Transmittal.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute the undersigned’s representation and warranty to the Company that (a) the undersigned has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.

The undersigned understands that a tender of Shares pursuant to the procedures described in “Procedures for Tendering Shares — Section 2” of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under the Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

REVISED INSTRUCTIONS

to

LETTER OF TRANSMITTAL

for

INLAND AMERICAN REAL ESTATE TRUST, INC.

Forming Part of the Terms and Conditions of the Offer

1.     Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary through one of the permitted methods at the corresponding address on the “Important Instructions and Information” page on or prior to the Expiration Date.

    THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

2.     Minimum Tenders. A Stockholder may tender any or all of his, her or its Shares in whole or in part. Fractional Shares will not be accepted unless you are tendering all your Shares.

3.     Tender Price and Number of Shares tendered.

        To tender all your Shares at one price: If you are tendering all of your Shares at just one price, check the box in the first row on the Letter of Transmittal corresponding to the price at which you wish to tender all of your Shares.

        To tender less than all of your Shares or to tender all the Shares you own in portions at more than one price: If you are tendering less than all of your Shares or if you are tendering all of your Shares in portions at more than one price, then in the second row on the Letter of Transmittal please indicate the number of Shares at each specific price within the range of $6.10 to $6.50 per Share at which you are tendering the respective number of Shares. Only enter whole numbers of Shares. Be certain that you do not indicate that you are tendering more Shares than you actually own. The number of Shares you enter in the second row on the Letter of Transmittal should not add up to more than the total number of Shares you own. Any given Share cannot be tendered at more than one price. To change the price or prices at which your Shares are being tendered, you must properly withdraw the prior tender and submit a new Letter of Transmittal as provided in Section 4 of the Offer to Purchase.

        Note for Participants in the Company’s Distribution Reinvestment Plan: If you are a participant in the Company’s distribution reinvestment plan (the “DRP”), any Shares you are entitled to receive through the DRP will be tendered if either of the following two statements is true:

(a)	you elect to tender ALL of your Shares by checking a box in row 1 on your Letter of Transmittal,

- OR-

(b)	you tender ALL of your Shares by including them in row 2 on your Letter of Transmittal and we accept all of your Shares in row 2 for payment in the Offer.

If you do not want to tender any Shares that you may receive through the DRP prior to the Expiration Time, then you should tender less than all of your shares in Row 2 on the Letter of Transmittal by writing in a number of Shares in Row 2 that represents less than all whole Shares you own at the time you submit your Letter of Transmittal.

4.     Odd Lots. Complete the Odd-Lot Certification Form if you own less than 100 Shares. Even if the Offer to Purchase is oversubscribed, we first will purchase all Shares tendered by any Odd Lot holder who properly completes the enclosed Letter of Transmittal and tenders at a price at or below the Purchase Price, and does not subsequently properly withdraw, all Shares owned (beneficially or of record) by that Odd Lot holder. Tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference. See Section 1 of the Offer to Purchase and the paragraph in that section headed “Odd Lots” for additional details.

5.     Special payment instructions: Complete the special payment section if you are requesting the check to be made payable to someone other than the registered Stockholder(s) or you want your check mailed to an address different than the address of record. If you complete this section, your signature(s) must be medallion signature guaranteed.

6.     Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.

        If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

Please see section 8 of these instructions if your Shares are registered in the name of a custodian or other nominee

        If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

7.     Guarantee of Signatures. No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder of the Shares tendered therewith and the Stockholder has not completed the box captioned “Special Payment Instructions”. If one or more Shares is registered in the name of the person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution.

8.     Custodian information. If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary (DST). The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (DST) on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

9.     Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

10.   Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by going to Inland American’s website at inlandamerican.com or by calling DST Systems, Inc. at 855-377-0510.

11.   Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

The Information Agent for the Offer is:

DST Systems, Inc.

Toll Free Telephone Number: 855-377-0510

ODD LOT CERTIFICATION FORM

CERTIFICATION FORM TO BE COMPLETED BY ALL OWNERS OF LESS THAN 100 SHARES

SUBMIT THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL

Stockholders holding less than 100 Shares (also known as odd-lot Stockholders) who tender all of their Shares at or below the Purchase Price will have all of their Shares accepted for payment even if the Offer to Purchase is over-subscribed. Odd-lot Stockholders who wish to take advantage of this preference should submit a properly completed Letter of Transmittal which indicates that all of the Stockholder’s Shares are being tendered. See Section 1 of the Offer to Purchase and the Instructions to the Letter of Transmittal.

The aforementioned preference is only available to odd lot holders who tender all of their Shares at or below the Purchase Price. This preference is not available to partial tenders of less than all of the Stockholder’s Shares or to beneficial or record holders of an aggregate of 100 or more Shares (even if these holders have separate accounts representing fewer than 100 Shares). Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

By checking the box below and including this form with a signed Letter of Transmittal, the tendering Stockholder hereby certifies that the tendering Stockholder is either (check only one box):

☐	the beneficial or record owner of an aggregate of less than 100 Shares; or

☐	a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares.

IF YOU ARE AN OWNER OF LESS THAN 100 SHARES (AN ODD LOT), PLEASE RETURN THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL